UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 12, 2005 - May 10, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2005, the company’s stockholders approved the Kerr-McGee Corporation 2005 Long Term Incentive Plan (the “2005 Plan”). The purpose of the 2005 Plan is to provide incentive opportunities for Non-Employee Directors and key employees and to align their personal financial interest with the Company's stockholders. The 2005 Plan includes provisions for stock options, stock appreciation rights, restricted stock and performance related awards.

A copy of the 2005 Plan is attached hereto as Exhibit 10.1.

The adoption of the 2005 Plan resulted in the termination of the Kerr-McGee Corporation 2002 Long Term Incentive Plan, the purpose of which was the same as the 2005 Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On May 10, 2005, the company’s stockholders approved an amendment to the company’s amended and restated certificate of incorporation. The amendment increases the number of authorized shares of Common Stock from 300,000,000 to 500,000,000.

A copy of the certificate of amendment to the amended and restated certificate of incorporation, which was filed with the Secretary of State of the State of Delaware on May 11, 2005, is attached hereto as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: May 12, 2005